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                                                                  Exhibit 10.25

                                                  Agreement Number


                     MASTER PROFESSIONAL SERVICES AGREEMENT


This Master Professional Services Agreement ("Agreement") is effective this 14th day of May, 1999 and is entered into by and between BellSouth MNS, A Delaware corporation with a principal place of business at 2400 Century Parkway ("MNS"), Atlanta, GA 30345 and Predictive Systems with offices located at 20 Mansell Court Suite 200 Roswell, GA 30076 ("Client").


1.       Scope of Agreement
This Agreement is intended to be a master agreement under which MNS can place orders for professional services to be performed by PREDICTIVE SYSTEMS at either MNS locations or at locations of customers of MNS ("Customers"), in the United States. MNS and PREDICTIVE SYSTEMS may execute project orders for professional services under a Statement of Work, a form of which is attached as Exhibit A ("SOW"). PREDICTIVE SYSTEMS will perform the professional services and deliver the materials as described in the SOW (collectively "Services"). To the extent of any inconsistency between this Agreement and the SOW, the SOW shall govern.


2.       Term
This Agreement shall commence on the effective date specified above and shall remain in effect for two (2) years thereafter unless terminated earlier pursuant to this Agreement. Provided however, if there is a SOW for which the parties have obligations that extend beyond such termination date, the terms of this Agreement shall continue to apply to the SOW until all obligations have been satisfied.

3.       Independent Contractor
PREDICTIVE SYSTEMS is an independent contractor and nothing in this Agreement or related to PREDICTIVE SYSTEMS' performance of any SOW shall be construed to create an employee relationship between MNS and PREDICTIVE SYSTEMS or any PREDICTIVE SYSTEMS consultant. PREDICTIVE SYSTEMS shall be solely responsible for (a) payment of applicable taxes, deductions or other payments and benefits due to or connection with its employees, including, without limitation, federal and state withholding, social security and unemployment taxes, and any workers' compensation, pensions and annuities, and (b) all applicable federal and state employment laws, rules and regulations with respect to such employees; and PREDICTIVE SYSTEMS shall indemnify MNS and its Customers and hold them harmless from the same, and any penalties, fines, interest, costs or other obligations with respect thereto. MNS may, upon written notice, request that PREDICTIVE SYSTEMS remove or reassign certain personnel based on the individual's skills, background, performance or failure to perform as determined by MNS.


4.       Pricing and Payment Terms
a. Service. MNS shall pay PREDICTIVE SYSTEMS for the Services in accordance with the rates established in the attached Exhibit "B" or any SOW. In the event of inconsistency between the rates shown in the SOW and Exhibit "B", the rates agreed upon in the mutually executed SOW shall govern. Services will be invoiced on a monthly basis.

b. Expenses. MNS will reimburse PREDICTIVE SYSTEMS for pre-approved, reasonable and actual expenses in accordance with the PREDICTIVE SYSTEMS Travel and Expense policy, a copy of which shall be provided to MNS. Expense invoices will include a summary of expenses by major category. Expenses will be invoiced on a monthly basis.

c. Payment Terms. Invoices are due within 30 days after receipt. MNS agrees to pay a late charge of one and one half percent (1 1/2%) per month or the maximum lawful rate, whichever is less, for all amounts not paid within thirty (30) days of receipt of invoice.

d. Taxes. MNS shall be responsible for all applicable taxes except for taxes imposed on the net income of PREDICTIVE SYSTEMS or taxes related to PREDICTIVE SYSTEMS consultants as stated in Section 3 "Independent Contractor".



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5.       Warranty
PREDICTIVE SYSTEMS warrants that the Services will be performed in a professional and workmanlike manner and that they will be in conformance with the requirements of the SOW. The Services will be deemed to be accepted unless MNS notifies PREDICTIVE SYSTEMS in writing within sixty (60) days after performance that the Services did not conform to this warranty. PREDICTIVE SYSTEMS will promptly correct any non-conformities and will notify MNS in writing that the non-conformities have been corrected; and the Services will be deemed to be accepted after thirty (30) days unless MNS notifies PREDICTIVE SYSTEMS that the non-conformities have not been corrected.

6.       Insurance
Throughout the term of this Agreement, PREDICTIVE SYSTEMS will maintain the following minimum amounts of insurance: (i) workers' compensation, statutory minimums, (ii) commercial general liability with a minimum of $1,000,000 per occurrence and $2,000,000 general aggregate; and (iii) automobile liability for all owned, hired, and non-owned automobiles with $1,000,000 combined single limit. A certificate of insurance evidencing the above will be presented to MNS upon request. Each policy shall provide that it will not be canceled or reduced except upon not less than 30 days notice to MNS.


7.       Termination
Either party may immediately terminate this Agreement or any SOW if: (i) the other party fails to perform its material obligations under this Agreement and such failure is not corrected within thirty (30) days after receipt of written notice of the breach from the non-breaching party, or (ii) either party is appointed a trustee for the benefit of creditors, becomes insolvent, bankrupt or initiates a voluntary dissolution. In addition either party may terminate any SOW or any services for a customer upon not less than thirty (30) days advance written notice.


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8.       Intellectual Property Indemnity
PREDICTIVE SYSTEMS agrees to defend and to indemnify and hold harmless MNS and its Customers for all costs and expenses associated with the defense or settlement of any claim that the Service(s) (including, without limitation, any materials delivered by PREDICTIVE SYSTEMS in connection with the Services) infringe a patent, copyright, trademark, trade secret or other intellectual property right and shall pay any judgments or settlements based thereon., it being understood that this Section 8 shall not apply to any software or other work product not furnished by PREDICTIVE SYSTEMS, including without limitation any commercial software products utilized by TAC (irrespective of whether Subcontractor performs services relating thereto). Provided, MNS shall obtain PREDICTIVE SYSTEMS' prior written approval before incurring any expenses in connection with any such claim and shall give PREDICTIVE SYSTEMS prompt written notice of the claim, sole control of the proceedings or settlement, provided that PREDICTIVE SYSTEMS shall keep MNS apprised of the progress of the claim and will not compromise or settle a claim in a manner which imposes an obligation or financial liability on MNS or prejudice its legal rights without MNS's prior written consent and all PREDICTIVE SYSTEMS expense reasonable cooperation in the defense or settlement negotiations. THIS PARAGRAPH STATES THE SOLE REMEDY AND LIABILITY OF THE PARTIES FOR ANY CLAIM RELATING TO INTELLECTUAL PROPERTY RIGHTS INFRINGEMENT OF THE SERVICES.


9.       Personnel Indemnity
Each party shall be solely responsible for and shall indemnify and hold the other party harmless from loss or bodily injury to persons or property (real or tangible) to the extent the loss or injury is caused by the negligent acts or omissions or intentional wrongdoing of its employees, subcontractors or agents (except to the extent caused by the negligent acts, omissions, or intentional wrongdoing of the other party and its employees, subcontractors or agents) and arises out of performance of this Agreement; provided the indemnified party gives the other party prompt written notice of the claim, sole control of the proceedings or settlement, provided that Indemnifying party shall keep the indemnified party apprised of the process of the claim and will not compromise or settle a claim in a manner which imposes an obligation or financial liability on the indemnified party or prejudice its legal rights without the indemnified party's prior written consent, and at the cost of the indemnifying party, reasonable cooperation in the defense or settlement negotiations.


10.      Limitation of Liability
IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED OR ON ANY THEORY OF LIABILITY; EXCEPT FOR THE INDEMNIGICATION OBLIGATIONS CONTAINED IN THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, THE OBLIGATIONS IN SECTIONS 3.8 AND 9 ABOVE), AND EXCEPT FOR THE OBLIGATIONS UNDER SECTIONS 11 AND 13 BELOW NEITHER PARTY'S LIABILITY EXCEED TWO TIMES THE VALUE OF THE SERVICES GIVING RISE TO SUCH LIABILITY. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.


11.      Confidential Information
Each party agrees that it shall (i) maintain any proprietary information or trade secrets ("Confidential Information") received from the other party in confidence, (ii) exercise at least the same degree of care to safeguard the Confidential Information of the other party that it uses to safeguard its own Confidential Information (but no less than reasonable care), (iii) not disclose the Confidential Information of the other party to any third party, and (iv) use the Confidential Information of the other party only to exercise its rights and fulfill its obligations under this Agreement. For purposes of this section the Confidential Information of MNS shall be deemed to include Confidential Information of the Customers. All Confidential Information shall be so marked as confidential or proprietary. Provided that neither party shall have any obligation with respect to information that (i) is public or becomes known to the public through no breach of the receiving party, (ii) is independently developed by the receiving party, (iii) is known to the receiving party prior to its receipt from the other party, (iv) is rightfully received from a third party (excluding Customers), or (v) is required to be disclosed by law. (providing that the disclosing party first gives the other party prior notice of the required disclosure in order to permit such party (including, without limitation, Customers) an opportunity to protect its interest).


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12.      Proprietary Rights
[***]


13.      Non-Solicitation
         (a). PREDICTIVE SYSTEMS agrees that it will not directly or indirectly, solicit or recruit the services of any employee of MNS performing services hereunder, or any employee of its Customers, while such employee is employed by MNS or its Customers, respectively, and for a period of six months after such employee has left such employment. MNS agrees that it will not, directly or indirectly, solicit or recruit the services of any employee of PREDICTIVE SYSTEMS performing services hereunder, while such employee is employed by PREDICTIVE SYSTEMS and for a period of six months after such employee has left the employment of PREDICTIVE SYSTEMS. Provided that a general advertisement or a request for employment which is initiated exclusively by an employee or contractor of the other shall not be considered a solicitation pursuant to this section.



--------
*** Represents material that has been redacted pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.








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                                  CONFIDENTIAL                     Form 0297-001
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                                               Agreement Number ________________


14.      General
a. Entire Agreement. This Agreement and any SOW which is signed by an authorized representative of both parties constitutes the entire agreement between the parties and may not be amended except in a writing signed by both parties with reference to this Agreement. The terms on MNS standard forms including any purchase order shall not apply to this Agreement.

b. Governing Law. This Agreement shall be governed by the laws of the state of California, without regard to any conflict of laws provisions.

c. Assignment. Neither this Agreement nor any of the obligations hereunder may be assigned without the prior written consent of the other. Provided that no consent shall be required for assignment in conjunction with the sale or merger of all, or substantially all, of the assets of the party.

d. Notice. Any notice provided hereunder shall be in writing via hand delivery or mail delivery with confirmation of receipt to the addresses as set forth above, which may be changed by either party upon written notice.

e. Severability. If any provision of this Agreement is held invalid or unenforceable, this Agreement shall be modified to the extent required to make the provision valid and enforceable.



PREDICTIVE SYSTEMS                          BELLSOUTH MNS, INC.

____________________________________        ____________________________________
Signature                                   Signature

____________________________________        ____________________________________
Print Name                                  Print Name

____________________________________        ____________________________________
Title                                       Title

____________________________________        ____________________________________
Date                                        Date





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                                  CONFIDENTIAL                     Form 0297-001
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